As filed with the Securities and Exchange Commission on May 11, 2001
                                                Registration No. 333-____
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              CRAFTCLICK.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                             87-0419571
      State or Other Jurisdiction of               (I.R.S. Employer
       Incorporation or Organization            Identification Number)


                         141 ADELAIDE STREET, WEST #1004
                        TORONTO, ONTARIO, CANADA, M5H 3L5
                    (Address of Principal Executive Offices)



                          2001 PERFORMANCE EQUITY PLAN
                            (Full Title of the Plan)


                                 HOWARD GEISLER
                                    President
                              Craftclick.com, Inc.
                         141 Adelaide Street, West #1004
                        Toronto, Ontario, Canada, M5H 3L5
                                 (416) 628-5264
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                 with a copy to:

                             ANDREW D. HUDDERS, ESQ.
                                 Graubard Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                            Telephone: (212) 818-8800

                                          CALCULATION OF REGISTRATION FEE

============================================ ================= =================== =================== ===================
                                                                  Proposed maximum   Proposed maximum
Title of Securities                            Amount to be        Offering price        Aggregate         Amount of
to be registered                              Registered(1)           per share       Offering price    Registration fee
============================================ ================= =================== =================== ===================
Common stock issuable upon exercise of
Awards that may be granted under the 2001
Performance Equity Plan.................        6,500,000           $0.15(2)        $ 975,000            $  243.75
--------------------------------------------------------------------------------------------------------------------------
         TOTAL
================================================================================== =======================================

(1) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of such plan.

(2) Based on the last sale price of a share of our common stock as reported by The Nasdaq OTC Bulletin Board on May 9, 2001 in accordance with
        Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended.



                               ------------------

        In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

                               ------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information. *



         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement:

        o our annual report on Form 10-KSB for the fiscal year ended March 31, 2000;

        o our quarterly reports on Form 10-QSB for the quarters ended June 30, 2000, September 30, 2000 and December 31, 2000;

        o our current reports on Form 8-K dated September 14, 2000 and filed with the SEC on September 27, 2000, as amended by Forms 8-K/A filed with the SEC on September 27, 2000, October 3, 2000 and October 23, 2000;

        o our current report on Form 8-K dated November 27, 2000 and filed with the SEC on December 1, 2000;

        o our current report on Form 8-K dated February 23, 2001 and filed with the SEC on March 7, 2001; and

        o our current report on Form 8-K dated March 27, 2001 and filed with the SEC on March 28, 2001.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.


Item 4. Description of Securities.

         We are authorized to issue 55,035,425 shares of capital stock consisting of 50,000,000 shares of common stock, par value $0.001 per share, 5,000,000 shares of preferred stock, par value $0.001 per share, and 35,425 shares of Series A convertible preferred stock, par value $0.001 per share.

         The holders of common stock have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and does not carry any subscription or conversion rights. In the event of liquidation, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and payments to any series of preferred stock.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

         Section 145 further provides:

         o that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise;

         o that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

         o that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and

         o that a Delaware corporation may purchase and maintain insurance on behalf of its directors or officers against any such liability asserted against them as directors or officers or arising out of their status as directors or officers whether or not the corporation would have the power to indemnify them against liability under Section 145.

          A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made:

         o by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding;

         o if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         o        by the stockholders.

         Article FIFTEENTH of our certificate of incorporation and Article VII of our by-laws provide for indemnification of our directors, officers, employees or agents to the fullest extent permitted by law, as now in effect or later amended.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit
  No.    Description

2.1 Articles of Merger of CraftClick.com, Inc. (a Utah corporation) and CraftClick.com, Inc. (a Delaware corporation)

2.2 Plan of Merger of CraftClick.com, Inc. (a Utah corporation) with and into CraftClick.com, Inc. (a Delaware corporation)

3.1 Certificate of Incorporation of CraftClick.com, Inc. (a Delaware corporation)

3.2      By-Laws of CraftClick.com, Inc. (a Delaware corporation)

4.1      2001 Performance Equity Plan

5.1      Opinion of Graubard Miller

23.1     Consent of Mantyla McReynolds, Certified Public Accountants

23.2     Consent of Graubard Miller (included in Exhibit 5.1)

24.1     Power of Attorney (included on signature page)


Item 9.  Undertakings.

              (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any material information with respect
              to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the registration of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 9th day of May, 2001.

                                         CRAFTCLICK.COM, INC.


                                         By: /s/ Howard Geisler
                                            -----------------------------
                                              Howard Geisler, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard Geisler his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                  Title                                    Date
---------                  -----                                    ----

   /s/ Howard Geisler      President, Treasurer and              May 9, 2001
-------------------------  Director (Principal Executive
Howard Geisler             and Financial Officer)

   /s/ Mitchell Geisler    Secretary and Director                May 9, 2001
-------------------------
Mitchell Geisler

   /s/ Cindy Roach         Director                              May 9, 2001
-------------------------
Cindy Roach

                                  EXHIBIT INDEX



Exhibit
   No.   Description
-------  -----------

2.1 Articles of Merger of CraftClick.com, Inc. (a Utah corporation) and CraftClick.com, Inc. (a Delaware corporation)

2.2 Plan of Merger of CraftClick.com, Inc. (a Utah corporation) with and into CraftClick.com, Inc. (a Delaware corporation)

3.1 Certificate of Incorporation of CraftClick.com, Inc. (a Delaware corporation)

3.2      By-Laws of CraftClick.com, Inc. (a Delaware corporation)

4.1      2001 Performance Equity Plan

5.1      Opinion of Graubard Miller

23.1     Consent of Mantyla McReynolds, Certified Public Accountants

23.2     Consent of Graubard Miller (included in Exhibit 5.1)

24.1     Power of Attorney (included on signature page)